Exhibit 99.3


                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On August 24, 2006, Optical Communication Products, Inc. ("OCP" or the "Company") completed the acquisition of GigaComm Corporation, a Taiwan corporation ("GigaComm") pursuant to the Primary Stock Purchase agreement by and among the Company, GigaComm, certain stockholders of GigaComm and YEONGYI (Asia) Co., Ltd., a Taiwan corporation, as a selling stockholder and the representative of the selling stockholders (the "Selling Stockholders"). Pursuant to the Primary Stock Purchase Agreement and additional stock purchase agreements entered into with additional holders of common stock holding shares of GigaComm common stock, the Company acquired 96.88% of the issued and outstanding shares of GigaComm common stock and paid consideration of approximately $18.8 million, consisting of both cash payments to stockholders of GigaComm and the repayment of all of GigaComm's outstanding debt obligations (the "Acquisition"). As a result of the transaction, GigaComm became a subsidiary of OCP.

The Acquisition will be accounted for using the purchase method of accounting. The carrying values of GigaComm's assets and liabilities were changed to reflect the fair value of the assets and liabilities as of the acquisition date to the extent of OCP's 96.88% controlling interest. The remaining 3.12% is accounted for at GigaComm's historical basis.

The acquisition price was comprised of the following:

                        Purchase price                  $ 18,795,516

                        Transaction costs                    710,000
                                                        ------------
                                                        $ 19,505,516
                                                        ============

The following unaudited pro forma combined balance sheet gives effect to the Acquisition as if it had occurred as of June 30, 2006. The unaudited pro forma combined statements of operations for the year ended September 30, 2005 assume the Acquisition took place as of October 1, 2004 and the unaudited pro forma combined statements of operations for the nine months ended June 30, 2006 assume the Acquisition took place as of October 1, 2005.

The pro forma information has been prepared for comparative purposes only, and does not purport to be indicative of OCP's results of operations that would have actually occurred had the transaction been in effect as of the date or for the periods presented, or of results that may occur in the future. The unaudited pro forma combined financial statements should be read in conjunction with OCP's historical financial statements and related notes.

The pro forma adjustments are based on OCP management's preliminary estimates of the value of the inventory, fixed assets and intangible assets acquired and the related income tax impact of the purchase accounting adjustments. Actual adjustments may differ materially from those presented in these unaudited pro forma combined financial statements.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
                               As of June 30, 2006

                       Amounts in thousands of US Dollars

                                                       Optical
                                                    Communication      GigaComm        Pro Forma                  Pro Forma
                                                     Products, Inc.   Corporation     Adjustments                 Combined
                                                    --------------------------------------------------------------------------
ASSETS
Current assets
--------------
  Cash and cash equivalents                         $       82,443   $        2,039   $        (18,796) (a)   $        65,686
  Marketable securities                                     64,660              -                  -                   64,660
  Accounts receivable - net                                  8,500            2,259                -                   10,759
  Inventories - net                                         21,260            3,972                783  (b)            26,015
  Income tax receivable                                      1,200              -                  -                    1,200
  Deferred income taxes                                        651              -                  206  (h)               857
  Prepaid expenses and other current assets                    961              743                -                    1,704
                                                    --------------------------------------------------------------------------
                                                           179,675            9,013            (17,807)               170,881
                                                               -                -                  -
Property, plant and equipment, net                          23,222            7,563               (824) (c)            29,961
Goodwill                                                       -                -                6,835  (d)             6,835
Intangible and other assets, net                             1,002              378              1,899  (e)             3,279
                                                    --------------------------------------------------------------------------
TOTAL ASSETS                                        $      203,899   $       16,954   $         (9,897)       $       210,956
------------                                        ==================================================        ================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
-------------------
  Short-term loans                                  $          -     $        5,451   $         (5,451) (f)   $           -
  Notes payable                                                -                157               (157) (f)               -
  Accounts payable                                           3,436            4,163                -                    7,599
  Accounts payable to related parties                        3,405              191                -                    3,596
  Accrued payroll and benefits                               1,489              -                  -                    1,489
  Accrued bonus                                              1,394              -                  -                    1,394
  Other accrued expenses                                     1,428            1,180                710  (a)             3,318
  Deferred income taxes                                        -                -                  680  (h)               680
  Current portion of long-term liabilities                     -                582               (582) (f)               -
                                                    --------------------------------------------------        ----------------
                                                            11,152           11,724             (4,800)                18,076

Long-term liabilities
---------------------
  Long-term loans                                              -              2,123             (2,123) (f)               -
  Accrued pension payable                                      -                135                -                      135
  Minority interest                                            -                -                   17  (g)                17
  Amounts due to shareholders                                  -              2,418             (2,418) (f)               -
                                                    --------------------------------------------------        ----------------
Total liabilities                                           11,152           16,400             (9,324)                18,228
----------------

Stockholders' equity
--------------------
  Common stock                                                 -              6,120             (6,120) (g)               -
  Common stock - Class A                                        47              -                  -                       47
  Common stock - Class B                                        66              -                  -                       66
  Additional paid-in capital                               134,671              -                  -                  134,671
  Retained earnings (accumulated deficit)                   57,963           (5,547)             5,547  (g)            57,963
  Cumulative translation adjustment                            -                (19)               -                      (19)
                                                    --------------------------------------------------        ----------------
Total stockholders' equity                                 192,747              554               (573)               192,728
--------------------------
                                                    --------------------------------------------------        ----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $      203,899   $       16,954   $         (9,897)       $       210,956
------------------------------------------          ==================================================        ===============


The accompanying notes are an integral part of the unaudited pro forma combined finacial statements.


              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                          Year ended September 30, 2005

            Amounts in thousands of US Dollars, except per share data


                                                           Optical
                                                        Communication      GigaComm        Pro Forma                  Pro Forma
                                                         Products, Inc.   Corporation     Adjustments                 Combined
                                                        --------------------------------------------------------------------------

Revenue                                                 $       55,978   $      15,697    $       -               $      71,675
                                                                                                                            -
Cost of revenue                                                 34,326          18,857            (25) (a), (b)          53,158
                                                        -------------------------------------------------------------------------

Gross profit (loss)                                             21,652          (3,160)            25                    18,517

Expenses:
        Research and development                                14,621           1,538            (32) (b)               16,127
        Sales and marketing                                      4,710             457            226  (a)                5,393
        General and administrative                               5,012             902             57  (a), (b)           5,971

               Total expenses                                   24,343           2,897            251                    27,491
                                                        -------------------------------------------------------------------------

Loss from operations                                            (2,691)         (6,057)          (226)                   (8,974)

Other income (expense)
        Interest expense                                           -              (401)           401  (c)                  -
        Other income (expense)                                   3,633              (5)          (594) (d)                3,034
                                                        -------------------------------------------------------------------------
               Total other income (expense)                      3,633            (406)          (193)                    3,034
                                                        -------------------------------------------------------------------------

Income (loss) before income taxes and minority interest            942          (6,463)          (419)                   (5,940)

Income tax provision (benefit)                                       1             -             (113) (a)                 (112)
                                                        -------------------------------------------------------------------------
Income (loss) before minority interest                             941          (6,463)          (306)                   (5,828)

Minority interest                                                  -               -             (202) (e)                 (202)
                                                        -------------------------------------------------------------------------

Net income (loss)                                       $          941   $      (6,463)   $      (104)            $      (5,626)
                                                        =========================================================================

Basic earnings (loss) per share                         $         0.01                                            $       (0.05)
                                                        ===============                                          ================

Diluted earnings (loss) per share                       $         0.01                                            $       (0.05)
                                                        ===============                                          ================

Basic shares outstanding                                       112,894                                                  112,894
                                                        ===============                                          ================

Diluted shares outstanding                                     113,810                                                  112,894
                                                        ===============                                          ================

The accompanying notes are an integral part of the unaudited pro forma combined finacial statements.


              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                         Nine months ended June 30, 2006

            Amounts in thousands of US Dollars, except per share data


                                                           Optical
                                                        Communication      GigaComm        Pro Forma                  Pro Forma
                                                         Products, Inc.   Corporation     Adjustments                 Combined
                                                        --------------------------------------------------------------------------

Revenue                                                 $       51,003   $      15,006    $       -               $      66,009

Cost of revenue                                                 34,965          16,409            (12) (a), (b)          51,362
                                                        ---------------------------------------------             --------------

Gross profit (loss)                                             16,038          (1,403)            12                    14,647

Expenses:
       Research and development                                  8,280             582            (14) (b)                8,848
       Sales and marketing                                       3,705             452            169  (a)                4,326
       General and administrative                                5,551             701             41  (a), (b)           6,293
                                                        -------------------------------------------------------------------------
             Total expenses                                     17,536           1,735            196                    19,467
                                                        -------------------------------------------------------------------------

Loss from operations                                            (1,498)         (3,138)          (184)                   (4,820)

Other income (expense)
       Interest expense                                            -              (284)           284  (c)                  -
       Other income (expense)                                    4,588             (52)          (654) (d)                3,882
                                                        -------------------------------------------------------------------------
             Total other income (expense)                        4,588            (336)          (370)                    3,882
                                                        -------------------------------------------------------------------------

Income (loss) before income taxes and minority interest          3,090          (3,474)          (554)                     (938)

Income tax provision (benefit)                                     298             -              (85) (a)                  213
                                                           -------------------------------------------------------------------------
Income (loss) before minority interest                           2,792          (3,474)         (469)                    (1,151)
Minority interest                                                  -               -            (108) (e)                  (108)
                                                        -------------------------------------------------------------------------

Net income (loss)                                       $        2,792   $      (3,474)   $     (361)             $      (1,043)
                                                        =========================================================================

Basic earnings (loss) per share                         $         0.02                                            $       (0.01)
                                                        ===============                                          ================

Diluted earnings (loss) per share                       $         0.02                                            $       (0.01)
                                                        ===============                                          ================

Basic shares outstanding                                       113,187                                                  113,187
                                                        ===============                                          ================

Diluted shares outstanding                                     114,040                                                  113,187
                                                        ===============                                          ================

The accompanying notes are an integral part of the unaudited pro forma combined finacial statements.


NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(amounts in thousands unless otherwise stated)

Note 1  Basis of Presentation

The unaudited pro forma combined statement of operations for the year ended September 30, 2005 combines the historical results of Optical Communication Products, Inc. (OCP) and, due to GigaComm Corporation's ("GigaComm") different fiscal year end, the historical results of GigaComm for the twelve-month period ended December 31, 2005. The unaudited pro forma combined statement of operations for the nine months ended June 30, 2006 combines the historical unaudited results of OCP for the nine months ended June 30, 2006 and the historical unaudited results of GigaComm for the nine months ended September 30, 2006.

The pro forma statements of operations exclude approximately $1.5 million in non-recurring retention bonuses arising from the Acquisition and expected to be expensed over a two-year period from the date of the Acquisition. The inventory step-up was not amortized as it is not recurring in nature.

Note 2  Pro forma Adjustments

Pro forma adjustments to combined balance sheets:
-------------------------------------------------


    (a) To record the purchase price of the acquisition and accrue for transaction costs incurred relating primarily to accounting and legal services.

    (b) To reflect the estimated step-up in inventory value to fair value based on preliminary appraisals. Note that the adjustment was made to the extent of the Company's 96.88% controlling interest (the remaining 3.12% interest is at GigaComm's historical basis).

    (c) To reflect the estimated write-down in fixed assets value to fair value based on preliminary appraisals. Note that the adjustment was made to the extent of the Company's 96.88% controlling interest (the remaining 3.12% interest is at GigaComm's historical basis).

    (d) To record estimated goodwill. The pro forma adjustments are based on OCP management's preliminary estimates of the value of the inventory, fixed assets and intangible assets acquired and the related income tax impact of the purchase accounting adjustments. Management is in the process of finalizing preliminary appraisals. As such, actual adjustments may differ materially from those presented in these unaudited pro forma combined financial statements.

    (e) To write-off the value of a license that will no longer be utilized ($38) to record estimated intangible assets relating to developed technology ($1,065), customer relationships ($678) and tradename ($194) to the extent of the Company's 96.88% controlling interest. The weighted average useful life of these intangibles is approximately 5 years. The values are based on preliminary estimates and management is in the process of finalizing preliminary appraisals. As such, actual adjustments may differ materially from those presented in these unaudited pro forma combined financial statements.

    (f) To eliminate debt that was paid-off at the time of the Company's acquisition of GigaComm.

    (g) To eliminate the historical stockholders' equity of GigaComm, which was eliminated upon the completion of the acquisition, and record minority interest relating to the 3.12% of GigaComm stock that was not purchased by the Company.

    (h) To record deferred income taxes at the 25% statutory tax rate relating to the step-up in inventory value, the write-down in fixed assets, and the establishment of intangible assets relating to developed technology, customer relationships, and tradename.

Pro forma adjustments to combined statements of operations:
-----------------------------------------------------------

    (a) To record estimated amortization of developed technology, customer relationships, and tradename intangible assets and the estimated related income tax impact at the 25% statutory tax rate.

    (b) To reverse historical depreciation and amortization expense and record depreciation and amortization expense based on the preliminary appraisal fair value of the fixed assets acquired.

    (c) To remove historical interest expense relating to debt that was paid-off at the time of the acquisition.

    (d) To reduce historical interest income to reflect the fact that the Company would have had less cash on hand for investment.

    (e) To record minority interest income relating to the 3.12% of GigaComm stock that was not purchased by the Company.